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                                                                EXHIBIT 99(k)(3)

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                             BROKER-DEALER AGREEMENT

                                      AMONG

                   ING CLARION GLOBAL REAL ESTATE INCOME FUND

                              THE BANK OF NEW YORK
                                AS AUCTION AGENT

                             AND EACH BROKER-DEALER

                               DATED AS OF     , 2004

                                   RELATING TO

                           AUCTION PREFERRED SHARES OF
                   ING CLARION GLOBAL REAL ESTATE INCOME FUND

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         BROKER-DEALER AGREEMENT dated as of         , 2004 (this "Agreement"),
among The Bank of New York, a New York banking corporation, as auction agent (the "Auction Agent") (not in its individual capacity but solely as agent) pursuant to authority granted to it in the Auction Agency Agreement, ING Clarion Global Real Estate Income Fund (the "Trust"), and each broker-dealer whose name appears on the signature page hereof, as broker-dealer (together with its successors and assigns as such hereinafter referred to as "BD").

         The Trust intends to issue shares of one or more series of Auction Preferred Shares, liquidation preference $25,000 per share (the "APS"). The shares of each series of APS shall be issued in book-entry form through the facilities of the Securities Depository. References to "APS" in this Agreement shall refer only to the beneficial interests in the APS unless the context otherwise requires.

         The Auction Procedures require the participation of a Broker-Dealer.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Auction Agent, the Trust and BD agree as follows:

                  1. Definitions and Rules of Construction

                  1.1 Terms Defined by Statement of Preferences. Capitalized terms not defined herein shall have the respective meanings specified in the Statement.

                  1.2 Terms Defined Herein. As used herein and in the Settlement Procedures, the following terms shall have the following meanings, unless the context otherwise requires:

                                             (a) "Agent Member" of any Person
                           shall mean the member of, or participant in, the Securities Depositary that will act on behalf of a Bidder.

                                             (b) "Agreement" with respect to the
                           Trust shall mean this Agreement as may be amended in writing with written consent of the Trust.

                                             (c) "APS" shall mean the preferred
                           shares, par value $.001 per share, of the Trust designated as its "Auction Preferred Shares" and bearing such further designation as to series as the Board of Trustees of the Trust or any committee thereof shall specify.

                                             (d) "Auction" shall have the
                           meaning specified in Section 2.1 hereof.

                                             (e) "Auction" Procedures" shall
                           mean the auction procedures constituting Part II of the form of Statement as of the filing thereof.
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                                             (f) "Authorized Officer" of the
                           Auction Agent shall mean each Vice President, Assistant Vice President and Assistant Treasurer of the Auction Agent assigned to the Dealing and Trading Group of its Corporate Trust Department and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes hereof in a written communication to the Trust.

                                             (g) "Settlement Procedures" shall
                           mean the Settlement Procedures attached to the Auction Agency Agreement as Exhibit B.

                                             (h) "Statement" shall mean the
                           Statement of Preferences of Auction Preferred Shares, as the same may be amended, supplemented or modified from time to time.

                                             (i) "Trust Officer" shall mean the
                           Chairman and Chief Executive Officer, the President, the Secretary and the Treasurer of the Trust and every other officer or employee of the Trust designated as a "Trust Officer" for purposes hereof in a notice to the Auction Agent.

                  1.3 Rules of Construction. Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

                           (a) Words importing the singular number shall include
the plural number and vice versa.

                           (b) The captions and headings herein are solely for
convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

                           (c) The words "hereof," "herein," "hereto," and other
words of similar import refer to this Agreement as a whole.

                           (d) All references herein to a particular time of day
shall be to New York City time.

                           (e) This Agreement shall apply separately but equally
to all series of APS that may be issued. Sections 1 and 2 hereof shall be read in conjunction with the Statement and in the event of any conflict with the Statement, the Statement shall take precedence.

                  1.4 Warranties of BD.

                           (a) BD hereby represents and warrants that this
Broker-Dealer Agreement has been duly authorized, executed and delivered by BD and that, assuming the due authorization, execution and delivery hereof by the Auction Agent, this Broker-Dealer Agreement constitutes a valid and binding agreement of BD, enforceable against it in accordance

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with its terms. BD's representations and warranties in this Section 1.4 shall survive the termination of this Agreement.

                           (b) BD further represents and warrants that BD is a
registered broker-dealer pursuant to Section 15(b) of the Securities and Exchange Act of 1934, as amended. BD further represents and warrants that it is a member of the NASD and, with respect to any sales in the United States, BD agrees to abide by all of the rules and regulations of the NASD, including, without limitation, its Rules of Fair Practice. BD agrees to comply with all applicable federal and state laws, rules and regulations including, without limitation, its Rules of Fair Practice. BD agrees to comply with all applicable federal and state laws, rules and regulations, including, without limitation, all suitability requirements applicable to BD's customers who own shares of any Series of APS. BD agrees to notify in writing the Auction Agent and the Fund immediately in the event of the expulsion or suspension of BD from the NASD. The expulsion of BD from the NASD will automatically terminate this Agreement immediately without notice. The suspension of BD from the NASD will terminate this Agreement effective immediately upon written notice of termination from the NASD.

                           (c) BD shall have policies and procedures in place
that comply with BD's obligations under the provisions of the International Money Laundering Abatement Act, the USA Patriot Act, the Bank Secrecy Act ("BSA") and any other anti-money laundering law, rule or regulation applicable to BD, the Auction Agent and the Fund as financial institutions under the BSA, or otherwise. Subject to legal restrictions, BD shall, upon the request of the Fund, promptly provide to the requesting party evidence of those policies and procedures and BD's compliance therewith and/or evidence establishing the identities and sources of the funds for each customer that owns shares of any Series of APS

                  2. The Auctions

                  2.1 Purpose; Incorporation by Reference of Auction Procedures and Settlement Procedures.

                           (a) On each Auction Date, the provisions of the
Auction Procedures will be followed by the Auction Agent for the purpose of determining the Applicable Rate for the APS for the next Dividend Period. Each periodic implementation of such procedures is hereinafter referred to as an "Auction."

                           (b) All of the provisions contained in the Auction
Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were fully set forth herein.

                           (c) BD agrees to act as, and assumes the obligations
of and limitations and restrictions placed upon, a Broker-Dealer under this Agreement.

                           (d) BD acknowledges and agrees that each provision of
the Auction Procedures that requires BD to perform an obligation or procedure is hereby incorporated herein by reference and that this Agreement shall constitute the Trust's instruction, and BD hereby agrees, to perform such obligations and procedures without further request by or instructions from the Trust.

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                           (e) BD may participate in Auctions for its own
account.

                  2.2 Preparation for Each Auction.

                           (a) Not later than 9:30 A.M. on each Auction Date the
Auction Agent shall notify the Trust and BD of the Maximum Rate and the Reference Rate used to make such determination.

                           (b) BD shall cause the Maximum Rate to be
communicated as promptly as practicable to its customers who hold or may be interested in acquiring APS.

                           (c) As promptly as practicable after determining each
Auction Date, but not later than 9:15 a.m. on the Business Day preceding such Auction Date, the Auction Agent shall notify BD, by such means as the Auction Agent deems practicable, of the scheduled date of such Auction Date. If the Auction Date for any Auction shall be changed after the Auction Agent has given such notice or the notice referred to in clause (vii) of paragraph (a) of the Settlement Procedures, the Auction Agent, by such means as the Auction Agent deems practicable, shall give notice of such change to BD not later than the earlier of (x) 9:15 a.m. on the Business Day preceding the new Auction Date, and
(y) 9:15 a.m. on the original Auction Date. Thereafter, BD shall promptly notify customers of BD that are Existing Holders of such change in the Auction Date.

                           (d) If required by applicable law, or requested by
the Auction Agent, BD shall provide a list of Existing Holders based upon inquiries of those Persons such Broker-Dealer believes are Beneficial Owners as a result of the most recent Auction to the Auction Agent promptly after any date so requested by the Auction Agent. The Auction Agent shall keep confidential any such information, including information received as to the identity of Bidders in any Auction, and shall not disclose any such information so provided to any Person other than the other parties hereto, provided that the Auction Agent reserves the right to disclose any such information if (a) it is ordered to do so by a court of competent jurisdiction or a regulatory, judicial or quasi-judicial agency, (b) it is advised by its counsel that its failure to do so would be unlawful or (c) failure to do so would expose the Auction Agent to loss, liability, claim, damage or expense for which it has not received indemnity satisfactory to it.

                           (e) BD agrees to maintain a list of customers
relating to a series of APS and to use its best efforts, subject to existing laws and regulations, to contact the customers on such list whom BD believes may be interested in participating in the Auction on each Auction Date, as a Potential Holder or a Potential Beneficial Owner, for the purposes set forth in the Auction Procedures. Nothing herein shall require BD to submit an Order for any customer in any Auction.

                           (f) The Auction Agent's registry of Existing Holders
of shares of a series of APS shall be conclusive and binding on BD. BD may inquire of the Auction Agent between 3:00 p.m. on the Business Day preceding an Auction for shares of a series of APS and 9:30 a.m. on the Auction Date for such Auction to ascertain the number of shares of such series in respect of which the Auction Agent has determined BD to be an Existing Holder. If BD believes it is the Existing Holder of fewer shares of such series than specified by the Auction Agent in response to BD's inquiry, BD may so inform the Auction Agent of that belief. BD shall not, in its capacity

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as Existing Holder of shares of such series, submit Orders in such Auction in respect of shares of such series covering in the aggregate more than the number of shares of such series specified by the Auction Agent in response to BD's inquiry.

                  2.3 Auction Schedule; Method of Submission of Orders.

                           (a) The Auction Agent shall conduct Auctions in
accordance with the schedule set forth below. Such schedule may be changed at any time by the Auction Agent with the consent of the Trust, which consent shall not be unreasonably withheld. The Auction Agent shall give written notice of any such change to BD which shall have the right to review such change. Such notice shall be received one Business Day prior to the first Auction Date on which any such change shall be effective.

Time                          Event

By 9:30 a.m.                  Auction Agent advises the Trust and the
                              Broker-Dealer of the applicable Maximum Rate and the Reference Rate as set forth in Section 2.2(a) hereof.

9:30 a.m. - 1:30 p.m.         Auction Agent assembles information communicated
                              to it by Broker-Dealer as provided in Section 2(a) of the Auction Procedures. Submission Deadline is
                              1:30 p.m.

Not earlier than              Auction Agent makes determinations pursuant to
1:30 p.m.                     3(a) of the Auction Procedures.

By approximately              Auction Agent advises the Trust of results of
3:30 p.m.                     Auction as provided in Section 3(b) of the Auction
                              Procedures. Submitted Bids and Submitted Sell
                              Orders are accepted and rejected in whole or in part and APS are allocated as provided in Section
                              4 of the Auction Procedures. Auction Agent gives notice of Auction results as set forth in paragraph (a) of the Settlement Procedures.

                              (j)

                           (b) BD may designate one or more individuals in its
organization who will coordinate its procedures in connection with Auctions and purchases and sales of shares of any series of APS.

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                           (c) BD agrees to handle its customers' order in
accordance with its duties under applicable securities laws and rules.

                           (d) To the extent that pursuant to Section 4 of the
Auction Procedures of the Trust, BD continues to hold, sells or purchases a number of shares that is fewer than the number of shares in an Order submitted by BD to the Auction Agent in which BD designated itself as an Existing Holder or Potential Holder in respect of customer Orders, BD shall make appropriate pro rata allocations among its customers for which it submitted Orders of similar tenor. If as a result of such allocations, any Beneficial Owner would be entitled or required to sell, or any Beneficial Owner would be entitled or required to purchase, a fraction of an APS on any Auction Date, BD shall, in such manner as it shall determine in its sole discretion, round up or down the number of APS to be purchased or sold on such Auction Date by any Beneficial Owner or Potential Beneficial Owner on whose behalf BD submitted an Order so that the number of shares so purchased or sold by each such Beneficial Owner or Potential Beneficial Owner on such Auction Date shall be whole shares.

                           (e) BD shall submit Orders to the Auction Agent in
writing in substantially the form attached hereto as Exhibit A. BD shall submit separate Orders to the Auction Agent for each Potential Holder or Existing Holder on whose behalf BD is submitting an Order and shall not net or aggregate the Orders of Potential Holders or Existing Holders on whose behalf BD is submitting Orders.

                           (f) BD shall deliver to the Auction Agent a written
notice, substantially in the form attached hereto as Exhibit B, of transfers of APS made through BD by an Existing Holder to another Person other than pursuant to an Auction and a written notice, substantially in the form attached hereto as Exhibit C, of the failure of any APS to be transferred to or by any Person that purchased or sold APS through BD pursuant to an Auction. The Auction Agent is not required to accept any notice delivered pursuant to the terms of the foregoing sentence with respect to an Auction unless it is received by the Auction Agent by 1:00 p.m. on the Business Day next preceding the applicable Auction Date.

                  2.4 Notices.

                           (a) On each Auction Date, the Auction Agent shall
notify BD by telephone or facsimile (or other electronic means acceptable to both parties) of the results of the Auction as set forth in paragraph (a) of the Settlement Procedures. By approximately 11:30 a.m. on the Business Day next succeeding such Auction Date, the Auction Agent shall notify BD in writing of the disposition of all Orders submitted by BD in the Auction held on such Auction Date.

                           (b) BD shall notify each Existing Holder or Potential
Holder on whose behalf BD has submitted an Order as set forth in paragraph (b) of the Settlement Procedures and take such other action as is required of BD pursuant to the Settlement Procedures.

                  2.5 Designation of Special Rate Period.

                           (a) If the Trust delivers to its Auction Agent a
notice of the Auction Date for APS of the Trust for a Rate Period thereof that next succeeds a Rate Period that is not a 28-day Rate Period in the form of Exhibit C to the Auction Agency Agreement, and BD is a Broker-

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Dealer of such series, the Auction Agent shall deliver such notice to BD as promptly as practicable after its receipt of such notice from the Trust.

                           (b) If the Board of Trustees of the Trust proposes to
designate any succeeding Subsequent Rate Period of any series of APS of the Trust as a Special Rate Period and the Trust delivers to its Auction Agent a notice of such proposed Special Rate Period in the form of Exhibit D to the Auction Agency Agreement, and BD is a Broker-Dealer for such series, such Auction Agent shall deliver such notice to BD as promptly as practicable after its receipt of such notice from the Trust.

                           (c) If the Board of Trustees of the Trust determines
to designate such succeeding Subsequent Rate Period as a Special Rate Period, and the Trust delivers to its Auction Agent and BD a notice of such Special Rate Period in the form of Exhibit E to the Auction Agency Agreement not later than 11:00 a.m. on the second Business Day next preceding the first day of such Rate Period, and BD is a Broker-Dealer for such series, such Auction Agent shall deliver such notice to BD not later than 3:00 p.m. on such second Business Day.

                           (d) If the Trust shall deliver to its Auction Agent
and BD a notice not later than 11:00 a.m. on the second Business Day next preceding the first day of any Rate Period stating that the Trust has determined not to exercise its option to designate such succeeding Subsequent Rate Period as a Special Rate Period, in the form of Exhibit F to the Auction Agency Agreement, or shall fail to timely deliver either such notice or a notice in the form of Exhibit E to the Auction Agency Agreement, and BD is a Broker-Dealer for such series, such Auction Agent shall deliver a notice in the form of Exhibit F to the Auction Agency Agreement to BD not later than 3:00 p.m. on such second Business Day.

                  2.6 Failure to Deposit.

                           (a) If any Failure to Deposit shall have occurred
with respect to shares of any series of APS of the Trust during any Rate Period thereof (other than any Special Rate Period of more than 364 Rate Period Days or any Rate Period succeeding any Special Rate Period of more than 364 Rate Period Days during which a Failure to Deposit occurred that has not been cured), but, prior to 12:00 Noon, New York City time, on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall have been cured in accordance with Section 2.8(c) of the Auction Agency Agreement and the Trust shall have paid to the Auction Agent for such series the applicable Late Charge as described in Section 2.8(a) of the Auction Agency Agreement; then, if BD is a Broker-Dealer for such series, such Auction Agent shall deliver a notice in the form of Exhibit G to the Auction Agency Agreement by first-class mail, postage prepaid, to BD not later than one Business Day after its receipt of the payment from the Trust curing such Failure to Deposit and such Late Charge.

                           (b) If: (i) any Failure to Deposit shall have
occurred with respect to shares of any series of APS of the Trust during any Rate Period thereof (other than any Special Rate Period of more than 364 Rate Period Days or any Rate Period succeeding any Special Rate Period of more than 364 Rate Period Days during which a Failure to Deposit occurred but has not been cured), and, prior to 12:00 Noon, New York City time, on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall not

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have been cured as described in Section 2.8(c) of the Auction Agency Agreement or the Trust shall not have paid to the Auction Agent for such series the applicable Late Charge described in Section 2.8(a) of the Auction Agency Agreement; or (ii) any Failure to Deposit shall have occurred with respect to shares of any series of APS of the Trust during a Special Rate Period thereof of more than 364 Rate Period Days, or during any Rate Period thereof succeeding any Special Rate Period of more than 364 Rate Period Days during which a Failure to Deposit occurred that has not been cured, and, prior to 12:00 noon, New York City time, on the fourth Business Day preceding the Auction Date for the Rate Period subsequent to such Rate Period, such Failure to Deposit shall not have been cured as described in Section 2.8(c) of the Auction Agency Agreement and the Trust shall not have paid to the Auction Agent for such series the applicable Late Charge described in Section 2.8(b) of the Auction Agency Agreement; then such Auction Agent shall deliver a notice in the form of Exhibit H to the Auction Agency Agreement to the Broker-Dealers for such series not later than one Business Day after the receipt of the payment from the Trust curing such Failure to Deposit and Late Charge.

                  2.7 Service Charge to Be Paid to BD.

                           (a) No later than 12:00 noon on each Dividend Payment
Date, the Auction Agent after each Auction will pay a service charge from funds provided by the Trust to each Broker-Dealer on the basis of the purchase price of APS placed by such Broker-Dealer at such Auction. The service charge shall be
(i) in the case of any Auction Date immediately preceding a twenty-eight-day Dividend Period, the product of (A) a fraction, the numerator of which is the number of days in such Dividend Period (calculated by counting the date of original issue of such shares to but excluding the next succeeding dividend payment date of such shares) and the denominator of which is 360, times (B) 1/4 of 1%, times (C) $25,000, times (D) the sum of the aggregate number of shares of outstanding APS for which the Auction is conducted and (ii) in the case of any Special Dividend Period the amount determined by mutual consent of the Trust and any such Broker-Dealers and shall be based upon a selling concession that would be applicable to an underwriting of fixed or variable rate APS with a similar final maturity or variable rate dividend period, respectively, at the commencement of the Dividend Period with respect to such Auction.

                           (b) If the Trust determines to change the rate at
which the Broker-Dealer Fee accrues, the Trust shall mail to the Auction Agent a notice thereof within two Business Days of such change. Any change in the Broker-Dealer Fee Rate shall be effective on the Auction Date next succeeding the Auction Agent's receipt of notice of such change.

                  2.8 Settlement.

                           (a) If any Existing Holder selling APS in an Auction
fails to deliver such APS (by authorized book-entry), the BD of any Person that was to have purchased APS in such Auction may deliver to such Person a number of APS that is less than the number of APS that otherwise were to be purchased by such Person. In such event, the number of APS to be so delivered shall be determined by BD. Delivery of such lesser number of APS shall constitute good delivery. Upon the occurrence of any such failure to deliver APS, BD shall deliver to the Auction Agent the notice required by Section 2.2(c)(ii) of the Auction Agency Agreement. Notwithstanding the foregoing provisions of this
Section 2.8, any delivery or non delivery of APS which represents any departure from the results of an Auction, as determined by the

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Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the terms of Section 2.2(c)(ii) of the Auction Agency Agreement. The Auction Agent shall have no duty or liability with respect to enforcement of this Section 2.8.

                           (b) Neither the Auction Agent nor the Trust shall
have any responsibility or liability with respect to the failure of an Existing Holder, a Potential Holder or an Agent Member or any of them to deliver APS or to pay for APS sold or purchased pursuant to the Auction Procedures or otherwise.

                           (c) Notwithstanding any provision of the Auction
Procedures or the Settlement Procedures to the contrary, in the event BD is an Existing Holder with respect to shares of a series of APS and the Auction Procedures provide that BD shall be deemed to have submitted a Sell Order in an Auction with respect to such shares if BD fails to submit an Order in that Auction with respect to such shares, BD shall have no liability to any Person for failing to sell such shares pursuant to such a deemed Sell Order if (i) such shares were transferred by the beneficial owner thereof without notification of such transfer in compliance with the Auction Procedures or (ii) BD has indicated to the Auction Agent pursuant to Section 2.2(f) of this Agreement that, according to BD's records, BD is not the Existing Holder of such shares.

                           (d) Notwithstanding any provision of the Auction
Procedures or the Settlement Procedures to the contrary, in the event an Existing Holder or Beneficial Owner of shares of a series of APS with respect to whom a Broker-Dealer submitted a Bid to the Auction Agent for such shares that was accepted in whole or in part, or submitted or is deemed to have submitted a Sell Order for such shares that was accepted in whole or in part, fails to instruct its Agent Member to deliver such shares against payment therefore, partial deliveries of APS that have been made in respect of Potential Holders' or Potential Beneficial Owners' Submitted Bids for shares of such series that have been accepted in whole or in part shall constitute good delivery to such Potential Holders and Potential Beneficial Owners.

                  3. The Auction Agent

                  3.1 Duties and Responsibilities.

                           (a) The Auction Agent is acting solely as a
non-fiduciary agent for the Trust hereunder and owes no duties or otherwise, to any other Person.

                           (b) The Auction Agent undertakes to perform such
duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement, the Auction Agency Agreement, Auction Procedures or the Settlement Procedures against the Auction Agent.

                           (c) In the absence of bad faith or negligence on its
part, the Auction Agent shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties under this Agreement. The Auction Agent shall not be liable for any error resulting from the use or reliance on a source of information used in good faith and without negligence to make any determination, calculation or declaration hereunder. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining or failing to ascertain the pertinent facts.

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In no event shall the Auction Agent be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Auction Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

                           (d) The Auction Agent shall not be: (i) required to,
and does not, make any representations or have any responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own; (ii) obligated to take any legal action hereunder that might, in its judgment, involve any expense or liability, unless it has been furnished with indemnity satisfactory to the Auction Agent; and (iii) responsible for or liable in any respect on account of the identity, Trust or rights of any Person (other than itself and its agents and attorneys) executing or delivering or purporting to execute or deliver any document under this Agreement or any Broker-Dealer Agreement.

                           (e) The Auction Agent shall not be responsible or
liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control; it being understood that the Auction Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

                  3.2 Rights of the Auction Agent.

                           (a) The Auction Agent may conclusively rely and shall
be fully protected in acting or refraining from acting upon any communication authorized by this Agreement and upon any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document believed by it to be genuine. The Auction Agent shall not be liable for acting upon any communication authorized by this Agreement (including, but not limited to, any made by telephone, telecopier or other means of electronic communication acceptable to the parties hereto) which the Auction Agent believes in good faith to have been given by the Trust or by BD. The Auction Agent may record telephone communications with BD.

                           (b) The Auction Agent may consult with counsel of its
own choice, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                           (c) The Auction Agent shall not be required to
advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

                           (d) The Auction Agent may perform its duties and
exercise its rights hereunder either directly or by or through agents or attorneys and shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care.

                           (e) The Auction Agent shall not be responsible or
liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, it being understood that the Auction Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

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                  3.3 Auction Agent's Disclaimer. The Auction Agent makes no representation as to, and shall have no liability with respect to, the correctness of the recitals in, or the validity, adequacy or accuracy of, this Agreement, the Auction Agency Agreement, the Auction Procedures, the offering material used in connection with the offer and sale of the APS or any other agreement or instrument executed in connection with the transactions contemplated herein or in any thereof. The Auction Agent shall have no obligation or liability in respect of the registration or exemption therefrom of the APS under federal or state securities laws in respect of the sufficiency or the conformity of any transfer of the APS pursuant to the terms of the Auction Agency Agreement, any Broker Dealer Agreement or any other document contemplated hereby or thereby.

                  4. Miscellaneous

                  4.1 Termination. (a) Any party may terminate this Agreement at any time upon five (5) days' written notice to the other parties, which notice may be given by facsimile as provided in Section 4.3 hereof. This Agreement shall automatically terminate upon the redemption of all outstanding APS or upon termination of the Auction Agency Agreement.

                           (b) BD represents that it (or if BD does not act as
Agent Member, one of its affiliates) shall make all dividend payments on the APS available in same-day funds on each Dividend Payment Date to customers that use BD or affiliate as Agent Member.

                  4.2 Agent Member. BD is, and shall remain for the term of this Agreement, a member of, or participant in, the Securities Depository (or an affiliate of such a member or participant).

                  4.3 Communications. Except for (i) communications authorized to be by telephone pursuant to this Agreement or the Auction Procedures and (ii) communications in connection with the Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (for the purposes of this Agreement, telecopy or other means of electronic communication acceptable to the parties shall be deemed to be in writing) and shall be given to such party, addressed to it, at its address, telecopy number set forth below and, where appropriate reference the particular Auction to which such notice relates:

If to the Trust:           ING Clarion Global Real Estate Income Fund
                           259 North Radnor Chester Road
                           Second Floor
                           Radnor, PA 19087
                           Attn:  Mr. T. Ritson Ferguson
                           (610) 995-8907

If to BD,                  [A.G. Edwards & Sons, Inc.
addressed:                 One North Jefferson
                           7th Floor - Bond Department
                           St. Louis, MO  63103
                           (314) 955-5000 (phone)
                           (314) 955.2199 (fax)

                           Attn:  Mr. Richard Hollocher ]

                           [Robert Novembre or Sean White
                           Citigroup Global Markets Inc.
                           390 Greenwich Street 5th Floor
                           New York, NY 10013
                           (212)723-7082]

                           [Merrill Lynch, Pierce, Fenner & Smith Incorporated 4 World Financial Center, 7th Floor
                           New York, NY 10080
                           Attn: Frances Constable, Variable Rate Preferred
                             Trading
                           (212) 449-4940 (phone)
                           (212) 449-2761 (fax)]

If to the Auction          The Bank of New York
Agent, addressed:          100 Church Street
                           8th Floor
                           New York, New York 10286
                           Attn: Corporate Trust Dealing and Trading Group -
                             Auction Desk
                           (212) 437-6166 (phone)
                           (212) 437-6123 (fax)

or such other address or facsimile number as such party may hereafter specify for such purpose by notice to the other parties. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of BD by a BD Officer, on behalf of the Auction Agent by an Authorized Officer and on behalf of the Trust by an Authorized Trust Officer. Telephone communications may be recorded.

                  4.4 Entire Agreement. This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or inferred, between the parties relating to the subject matter hereof.

                  4.5 Benefits. Nothing in this Agreement, express or implied, shall give to any person, other than the Auction Agent, the Trust and BD and their respective successors and permitted assigns, any benefit of any legal or equitable right, remedy or claim under this Agreement.

                  4.6 Amendment; Waiver.

                           (a) This Agreement shall not be deemed or construed
to be modified, amended, rescinded, cancelled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of each of the parties hereto.

                           (b) Failure of any party to this Agreement to
exercise any right or remedy hereunder in the event of a breach of this Agreement by any other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

                  4.7 Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of each of the parties hereto. This Agreement may not be assigned by any party hereto absent the prior written consent of the other parties.

                  4.8 Severability. If any clause, provision or section of this Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any remaining clause, provision or section hereof.

                  4.9 Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                  4.10 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW, OTHER THAN
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF NEW YORK). The parties agree that all actions and proceedings arising out of this Agreement or any of the transactions contemplated hereby shall be brought in the County of New York and, in connection with any such action or proceeding, submit to the jurisdiction of, and venue in, such County. Each of the parties hereto also irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of this Agreement or the transactions contemplated hereby.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                      ING CLARION GLOBAL REAL ESTATE INCOME FUND

                                      By:
                                         ---------------------------------------
                                      Name: Heather A. Trudel
                                      Title: Secretary

                                      THE BANK OF NEW YORK
                                          as Auction Agent

                                      By:
                                         --------------------------------------
                                      Name:
                                      Title:

                                          as Broker-Dealer

                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:

[Broker-Dealer Agreement]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                      ING CLARION GLOBAL REAL ESTATE INCOME FUND

                                      By:
                                         ---------------------------------------
                                      Name: Heather A. Trudel
                                      Title: Secretary

                                      THE BANK OF NEW YORK
                                          as Auction Agent

                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:

                                          as Broker-Dealer

                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                      ING CLARION GLOBAL REAL ESTATE INCOME FUND

                                      By:
                                         ---------------------------------------
                                      Name: Heather A. Trudel
                                      Title: Secretary

                                      THE BANK OF NEW YORK
                                          as Auction Agent

                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:

                                          as Broker-Dealer

                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:

                                                                       Exhibit A
                                                                To BROKER-DEALER
                                                                       AGREEMENT

                                AUCTION BID FORM

                   (Submit only one Order on this Order Form)
                   ING CLARION GLOBAL REAL ESTATE INCOME FUND
                        Auction Preferred Shares ("APS")

To:   The Bank of New York                        Date of Auction ______________
      Corporate Trust Administration              Series of APS (indicate by
      100 Church Street, 8th Floor                Number Designation)
      New York, New York 10286                    _______
      Attention:  Dealing and Trading Group

The undersigned Broker-Dealer submits the following Order on behalf of the Bidder listed below:

                  Name of Bidder: __________________________________

                  Bidder placed the Order listed below covering the number of shares indicated (complete only one blank):

                  _________________ number of APS now held by

                  Bidder (an Existing Holder), and the Order is a (check one):

                  [ ]      Hold Order; or

                  [ ]      Bid at a rate of ____%; or

                  [ ]      Sell Order;

-- or  -

                  _________________ number of APS not now held by Bidder
                  (a Potential Holder), and the Order is a Bid at a rate of ______%

Notes:

(1)      If submitting more than one Bid for one Bidder, use additional Order
         Forms.

(2) If one or more Bids covering in the aggregate more than the outstanding number of APS held by any Existing Holder are submitted, such Bids shall be considered valid in the order of priority set forth in the Auction Procedures.

(3) A Hold or Sell Order may be placed only by an Existing Holder covering a number of APS not greater than the number of APS currently held by such Existing Holder.

(4) Potential Holders may make Bids only, each of which must specify a rate. If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate specified.

(5) Bids may contain no more than three figures to the right of the decimal point (.001 of 1%).

(6) An Order must be submitted in whole APS with an aggregate liquidation preference of $25,000.

                                      Name of Broker-Dealer: ___________________
                                      By: _______________________________

                                                                       Exhibit B
                                                                To BROKER-DEALER
                                                                       AGREEMENT

                 (To be used only for transfers made other than
                             pursuant to an Auction)

                                  TRANSFER FORM

                   ING CLARION GLOBAL REAL ESTATE INCOME FUND
                        Auction Preferred Shares ("APS")

                                Series _____ APS
                        (indicate by Number Designation)

We are (check one):

                  [ ]      the Existing Holder named below; or

                  [ ]      the Broker-Dealer for such Existing Holder; or

                  [ ]      the Agent Member for such Existing Holder.

                  We hereby notify you that such Existing Holder will transfer
 ___ APS to ____________________.


                                      ING CLARION GLOBAL REAL ESTATE INCOME FUND
                                      By:
                                          --------------------------------------
                                      Name:
                                      Title:

                                      ------------------------------------------
                                      (Name of Existing Holder)

                                      ------------------------------------------
                                      (Name of Broker-Dealer)

                                      ------------------------------------------
                                      (Name of Agent Member)

                                      By:
                                          --------------------------------------
                                           Name:
                                           Title:

                                                                       Exhibit C
                                                                To BROKER-DEALER
                                                                       AGREEMENT

                    (To be used only for failures to deliver
                        APS sold pursuant to an Auction)

                         NOTICE OF A FAILURE TO DELIVER

                   ING CLARION GLOBAL REAL ESTATE INCOME FUND
                        Auction Preferred Shares ("APS")

                                Series _____ APS
                        (indicate by Number Designation)

         Complete either I. or II.

         I. We are a Broker-Dealer for ______________ (the "Purchaser"), which purchased ____ APS in the Auction held on __________________ from the seller of such APS.

         II. We are a Broker-Dealer for _____________ (the "Seller"), which sold ____ APS in the Auction held on ____________________ to the purchaser of such APS.

         We hereby notify you that (check one):

         __________ the Seller failed to deliver such APS to the Purchaser; or

         __________ the Purchaser failed to make payment to the Seller upon delivery of such APS.

                                      Name:
                                           --------------------------------
                                                (Name of Broker-Dealer)

                                      By:
                                           --------------------------------
                                             Printed Name:
                                             Title:

         Capitalized terms used in this letter, unless otherwise defined herein, shall have the meanings set forth in the Offering Documents.

                                      (Name of Purchaser)

                                      By:
                                           --------------------------------
                                           Name:
                                           Title:

                                      Address:
                                              -----------------------------

                                           --------------------------------

                                           --------------------------------

Dated:

                                      S-1